UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

TriLinc Global Impact Fund, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is hereby incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On October 14, 2016, TriLinc Global Impact Fund Cayman, Ltd. (“TGIFC”), a wholly owned subsidiary of TriLinc Global Impact Fund, LLC (the “Company”), issued $1.635 million in the first series of notes pursuant to a private offering of senior secured promissory notes (the “Notes”). The Notes were issued under an ongoing private offering targeting $100 million in the aggregate amount and will be comprised of up to four different series with four different issuance and maturity dates.  The Notes issued on October 14, 2016 comprised the first series of the Notes. Borrowings from the Notes offering will be used to pursue the Company’s investment strategy and for general corporate purposes.

The Notes have an interest rate of 3.0% per annum plus the one year London Interbank Offered Rate (“LIBOR”) and will be payable quarterly in arrears within 15 days after the end of each calendar quarter. The interest rate is determined on each issuance date (which is October 14, 2016 for the first series of Notes) and adjusted on each anniversary of the issuance date and shall not exceed the maximum rate of non-usurious interest permitted by applicable law, with excess interest to be applied to the principal amount of the Note.

The entire principal balance of each Note (and any unpaid interest) is due in one balloon payment on the “Maturity Date,” which is the first anniversary of the issuance date that either TGIFC or the applicable noteholder has designated as the Maturity Date by not less than 30 days’ prior written notice to the other party. The principal balance of each Note may not be prepaid, in whole or in part, prior to the Maturity Date.

Prior to October 14, 2016, the Company transferred all of the shares of all of its wholly owned subsidiaries (the “Subsidiaries”) to TGIFC.  The Subsidiaries own all of the Company’s investments.  TGIFC’s obligations under the Notes are secured by an equitable mortgage pursuant to the Equitable Mortgage Over Shares by and between TGIFC and Noteholders, dated as of October 14, 2016 (the “Equitable Mortgage”) granting the holders of Notes a mortgage over all of the issued and outstanding shares of the Subsidiaries. The Notes and the Equitable Mortgage contain representations, warranties and covenants customary for credit arrangements of this type.

The foregoing description of the Notes and the Equitable Mortgage does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes and the Equitable Mortgage attached hereto as Exhibits 10.1 and 10.2, respectively.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No. Description

10.1 Form of Promissory Notes

10.2 Equitable Mortgage Over Shares by and between TriLinc Global Impact Fund Cayman, Ltd. and Noteholders, dated as of October 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

October 20, 2016	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer